UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: March 5, 2008

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On March 5, 2008, Quest Resource Corporation (the "Company") adopted amendments to the Code of Business Conduct and Ethics for Directors, Officers and Employees of Quest Resource Corporation and Subsidiaries (the "Code of Ethics").

The Code of Ethics was amended to, among other things:

•	add a requirement that all employees periodically attend training that is focused on compliance with the Company's Corporate Governance Guidelines and the Code of Ethics;
•

expand the requirements relating to the compliance with applicable laws by executive officers to explicitly state that executive officers are expected to not only comply with laws related to the Company's operations, but also laws that are applicable to the executive officer personally.

•	expand the annual certification that is required to be signed by each employee;
•

require all employees to advise the Company's chief compliance officer promptly if any change occurs in the matters covered by the annual certification and require the chief compliance officer to advise the audit committee members of any such changes;

•	establish an ethics telephone hotline as an additional means for employees to report anonymously violations of the Code of Ethics.
•	explicitly require the Audit Committee to review the annual certification of each executive officer; and
•	expand the provisions relating to the acceptance by employees of gifts, entertainment and other items of value to include additional restrictions.
A copy of the Code of Ethics, as amended, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following material is furnished pursuant to Item 9.01 as an exhibit to this Form 8-K.

(d)	Exhibits

Exhibit Number	Description
99.1	Code of Business Conduct and Ethics for Directors, Officers and Employees of Quest Resource Corporation and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: March 10, 2008